AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this 28th day of October, 1997 and amended as of February 18, 1998 and amended and restated as of October 15, 1999, January 24, 2000, May 5, 2000, August 24, 2000, December 8, 2000, January 26, 2001, May 1, 2001, and
August [ ], 2001 between ProFunds, a Delaware business trust (the "Trust"), and ProFund Advisors LLC, a Maryland limited liability company (the "Advisor").

     WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged principally in the business of rendering investment management services; and

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the" 1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers eighty series of shares, and may offer additional portfolios in the future; and

     WHEREAS, the Trust desires to retain the services of the Advisor to provide a continuous program of investment management for the following portfolios of the Trust: Bull ProFund, UltraBull ProFund, Bear ProFund, UltraBear ProFund, UltraOTC ProFund, UltraShort OTC ProFund, UltraEurope ProFund, ProFund VP Bull, ProFund VP Bull Plus, ProFund VP UltraBull, ProFund VP UltraOTC, ProFund VP Europe 30, ProFund VP UltraEurope, ProFund VP Bear, ProFund VP UltraBear, ProFund VP UltraShort OTC, ProFund VP Money Market, UltraSmall-Cap ProFund, UltraMid-Cap ProFund, UltraJapan ProFund, Airlines UltraSector ProFund, Banks UltraSector ProFund, Basic Materials UltraSector ProFund, Biotechnology UltraSector ProFund, Consumer Cyclical UltraSector ProFund, Consumer
Non-Cyclical UltraSector ProFund, Energy UltraSector ProFund, Entertainment & Leisure UltraSector ProFund, Financial UltraSector ProFund, Healthcare UltraSector ProFund, Industrial UltraSector ProFund, Internet UltraSector ProFund, Oilfield Equipment & Services UltraSector ProFund, Pharmaceuticals UltraSector ProFund, Precious Metals UltraSector ProFund, Real Estate UltraSector ProFund, Semiconductor UltraSector ProFund, Technology UltraSector ProFund, Telecommunications UltraSector ProFund, Utilities UltraSector ProFund, Wireless Communications UltraSector ProFund, OTC ProFund, ProFund VP OTC, ProFund VP UltraSmall-Cap, ProFund VP Small-Cap, ProFund VP Japan, ProFund VP Airlines, ProFund VP Banks, ProFund VP Basic Materials, ProFund VP Biotechnology, ProFund VP Consumer Cyclical, ProFund VP Consumer Non-Cyclical, ProFund VP Energy, ProFund VP Entertainment & Leisure, ProFund VP Financial, ProFund VP Healthcare, ProFund VP Industrial, ProFund VP Internet, ProFund VP Oilfield Equipment & Services, ProFund VP Pharmaceuticals, ProFund VP Precious Metals, ProFund VP Real Estate, ProFund VP Semiconductor, ProFund VP Technology, ProFund VP Telecommunications, ProFund VP Utilities, ProFund VP Wireless Communications, ProFund VP Small-Cap Value, ProFund VP Small-Cap Growth, ProFund VP Mid-Cap, ProFund VP Mid-Cap Value, ProFund VP Mid-Cap Growth, ProFund VP UltraMid-Cap, Small-Cap ProFund, Small-Cap Value ProFund, Small-Cap Growth ProFund, Mid-Cap ProFund, Mid-Cap Value ProFund, Mid-Cap Growth ProFund and the Money Market ProFund (each referred to hereinafter as a "Portfolio" and collectively as the "Portfolios"); and

     WHEREAS, the Advisor is willing, in accordance with the terms and conditions hereof to provide such services to the Trust on behalf of such Portfolios.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.        APPOINTMENT OF ADVISOR

          The Trust hereby appoints Advisor to provide the advisory services set forth herein to the Portfolios and Advisor agrees to accept such appointment and agrees to render the services set forth herein for the compensation herein provided. In carrying out its responsibilities under this Agreement, Advisor shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolios as set forth in the then-current Registration Statement of the Trust, applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws and regulations.

2.        DUTIES OF ADVISOR

          Advisor shall provide a continuous program of investment management for each Portfolio. Subject to the general supervision of the Trust's Board of Trustees, Advisor shall have sole investment discretion with respect to the Portfolios, including investment research, selection of the securities to be purchased and sold and the portion of the assets of each Portfolio, if any, that shall be held uninvested, and the selection of broker-dealers through which securities transactions in the Portfolios will be executed. Advisor shall manage the Portfolios in accordance with the objectives, policies and limitations set forth in the Trust's current Prospectus and Statement of Additional Information. Specifically, and without limiting the generality of the foregoing, Advisor agrees that it will:

          (a) promptly advise each Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Portfolio, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

          (b) maintain all applicable books and records with respect to the securities transactions of the Portfolio. Specifically, but without limitation, Advisor agrees to maintain with respect to each Portfolio those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the 1940 Act with respect to transactions in each Portfolio including, without limitation, records which reflect securities purchased or sold in the Portfolio, showing for each such transaction, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the executing broker or dealer. Advisor will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the 1940 Act. Advisor acknowledges and agrees that all such records it maintains for the Trust are the property of the Trust and Advisor will surrender promptly to the Trust any such records upon the Trust's request;

          (c) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of each Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Portfolio to ensure compliance with the various limitations on investments applicable to the Portfolio, to ensure that the Portfolio will continue to qualify for the tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to ensure that the Portfolios that serve as the investment medium for variable insurance contracts are managed in conformity with the requirements of Section 817 of the Code and Treasury Regulatory subsection 1.817-5 thereunder (or any successor or amended provision);

          (d) render regular reports to the Trust concerning the performance by Advisor of its responsibilities under this Agreement. In particular,
     Advisor agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment programs of the Portfolio;

          (e) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Portfolios, the Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Advisor or of its affiliates. In dealing with such customers, the Advisor and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

          (f) review periodically and take responsibility for the material accuracy and completeness of the information supplied by or at the request of the Advisor for inclusion in Trust's registration statement under the 1940 Act and the Securities Act of 1933.

3.        PORTFOLIO TRANSACTIONS

          Advisor shall be responsible for selecting members of securities exchanges, brokers and dealers (herein after referred to as "brokers") for the execution of purchase and sale transactions for the Portfolios. In executing portfolio transactions and selecting brokers or dealers, if any, the Advisor will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Portfolio of the Trust and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Advisor will report to the Trustees from time to time regarding its portfolio execution and brokerage practices.

4.       EXPENSES AND COMPENSATION

         a)     Allocation of Expenses

               The Advisor shall, at its expense, employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all advisory services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.

               The Trust shall be responsible for all its expenses and liabilities, including, without limitation, compensation of its Trustees who are not affiliated with the Portfolios' Administrator or the Advisor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of shares of each Portfolio, transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Trust's shares of beneficial interest; expenses of preparing and printing share certificates (if any), prospectuses, shareholders' reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

         b)    Compensation

               Subject to Section 5, for its services under this Agreement, Advisor shall be entitled to receive a fee calculated at the applicable annual rate set forth on Schedule A hereto with respect to the average daily net asset value of each Portfolio, which will be paid monthly. For the purpose of accruing compensation, the net asset value of the Portfolios will be determined in the manner provided in the then-current Prospectus of the Trust.

         c)    Expense Limitations

               Advisor may waive all or a portion of its fees provided for hereunder and such waiver will be treated as a reduction in the purchase price of its services. Advisor shall be contractually bound hereunder by the terms of any publicity announced waiver of its fee, or any limitation of the Portfolio's expenses, as if such waiver were fully set forth herein.

5.        MONEY MARKET PROFUND

          The Money Market ProFund currently invests all of its investable assets in another mutual fund with a substantially similar investment objective (the "Portfolio"). For so long as the Money Market ProFund invests all of its investable assets in the Portfolio, or any successor mutual fund, the Advisor shall not be entitled to any fee pursuant to Section 4(b) with respect to the Money Market ProFund. Should the Trust's Board of Trustees determine that it is in the best interests of the Money Market ProFund and its shareholders to withdraw the Money Market ProFund's investment in the Portfolio (or successor), the Advisor will directly manage, or supervise the direct management of, the assets of the Money Market ProFund in accordance with the terms of this Agreement. The Advisor may employ one or more investment sub-advisers from time to time to perform some of the duties and services of the Advisor, including the selection of brokers for the execution of portfolio transactions, for the Money Market Portfolio, upon such terms and conditions as may be agreed upon between the Advisor and such investment sub-adviser(s) and approved by the Trust's Board of Trustees.

6.        LIABILITY OF ADVISOR

          Neither the Advisor nor its officers, directors, employees, agents or controlling person ("Associated Person") of the Advisor shall be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Advisor or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

7.       LIABILITY OF THE TRUST AND PORTFOLIOS

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

          With respect to any obligation of the Trust on behalf of any Portfolio arising hereunder, the Advisor shall look for payment or satisfaction of such obligations solely to the assets and property of the Portfolio to which such obligation relates as though the Trust had separately contracted with the Advisor by separate written instrument with respect to each Portfolio.

8.        DURATION AND TERMINATION OF THIS AGREEMENT

               (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to such Portfolio is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
          Act) of such Portfolio, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               (b) Amendment. Any amendment to this Agreement shall become effective with respect to a Portfolio upon approval by the Advisor and the Trustees, and to the extent required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio.

               (c) Termination. This Agreement may be terminated with respect to any Portfolio at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio, or by the Advisor, in each case upon sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Advisor on behalf of the Trust at the time of such termination. The Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorization to take such steps. In addition, this Agreement may be terminated with respect to one or more Portfolios without affecting the rights, duties or obligations of any of the other Portfolios.

               (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

               (e) Approval, Amendment or Termination by Individual Portfolio. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

               (f) Use of Name. The parties acknowledge and agree that the names "ProFunds", "VP ProFunds" (collectively, the "ProFund Names") and any derivatives thereof, as well as any logos that are now or shall hereafter be associated with the ProFund Names are the valuable property of the Advisor. In the event that this Agreement is terminated and the Advisor no longer acts as Investment Advisor to the Trust, the Advisor reserves the right to withdraw from the Trust and the Portfolios the uses of the ProFund Names and logos or any name or logo misleadingly implying a continuing relationship between the Trust of the Portfolios and the Advisor or any of its affiliates.

9.       SERVICES NOT EXCLUSIVE

          The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10.      MISCELLANEOUS

               (a) Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

               (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be thereby affected.

               (c)  Applicable   Law.  This  Agreement  shall  be  construed  in
          accordance with and governed by the laws of Maryland.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

                                       ProFund Advisors LLC, a Maryland
                                       limited liability company


ATTEST: ___________________________    By: ____________________________________
                                           Michael L. Sapir
                                           Chairman and Chief Executive Officer

                                           Date:  August [   ], 2001


                                           ProFunds, a Delaware business trust


ATTEST: ___________________________    By: ____________________________________
                                           Michael L. Sapir
                                           Trustee and Chairman

                                           Date:  August [   ], 2001



                                   SCHEDULE A

                           TO THE AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT
                    BETWEEN PROFUNDS AND PROFUND ADVISORS LLC

                             As of August [ ], 2001

NAME OF FUND                                                                COMPENSATION
------------                                                                ------------
                                                                            (at Annual rate expressed as a
                                                                            percentage of average daily net assets
                                                                            of each Fund)(1)

Bull ProFund                                                                0.75%
UltraBull ProFund                                                           0.75%
Bear ProFund                                                                0.75%
UltraOTC ProFund                                                            0.75%
UltraShort OTC ProFund                                                      0.75%
UltraEurope ProFund                                                         0.90%
ProFund VP Bull                                                             0.75%
ProFund VP Bull Plus                                                        0.75%
ProFund VP UltraBull                                                        0.75%
ProFund VP UltraOTC                                                         0.75%
ProFund VP Europe 30                                                        0.75%
ProFund VP UltraEurope                                                      0.90%
ProFund VP UltraSmall-Cap                                                   0.75%
ProFund VP Bear                                                             0.75%
ProFund VP UltraBear                                                        0.75%
ProFund VP UltraShort OTC                                                   0.75%
ProFund VP Money Market                                                     0.75%
UltraBear ProFund                                                           0.75%
UltraSmall-Cap ProFund                                                      0.75%
UltraMid-Cap ProFund                                                        0.75%
UltraJapan ProFund                                                          0.90%
Basic Materials UltraSector ProFund                                         0.75%
Biotechnology UltraSector ProFund                                           0.75%
Consumer Cyclical UltraSector ProFund                                       0.75%
Consumer Non-Cyclical UltraSector ProFund                                   0.75%
Energy UltraSector ProFund                                                  0.75%
Financial UltraSector ProFund                                               0.75%
Healthcare UltraSector ProFund                                              0.75%
Industrial UltraSector ProFund                                              0.75%



NAME OF FUND                                                                COMPENSATION
------------                                                                ------------
                                                                            (at Annual rate expressed as a
                                                                            percentage of average daily net assets
                                                                            of each Fund)(2)

Internet UltraSector ProFund                                                0.75%
Pharmaceuticals UltraSector ProFund                                         0.75%
Precious Metals UltraSector ProFund                                         0.75%
Real Estate UltraSector ProFund                                             0.75%
Semiconductor UltraSector ProFund                                           0.75%
Technology UltraSector ProFund                                              0.75%
Telecommunications UltraSector ProFund                                      0.75%
Utilities UltraSector ProFund                                               0.75%
Wireless Communications UltraSector ProFund                                 0.75%
OTC ProFund                                                                 0.70%
Airlines UltraSector ProFund                                                0.75%
Banks UltraSector ProFund                                                   0.75%
Entertainment & Leisure UltraSector ProFund                                 0.75%
Oilfield Equipment & Services UltraSector ProFund                           0.75%
ProFund VP OTC                                                              0.75%
ProFund VP Japan                                                            0.75%
ProFund VP Small-Cap                                                        0.75%
ProFund VP Airlines                                                         0.75%
ProFund VP Banks                                                            0.75%
ProFund VP Basic Materials                                                  0.75%
ProFund VP Biotechnology                                                    0.75%
ProFund VP Consumer Cyclical                                                0.75%
ProFund VP Consumer Non-Cyclical                                            0.75%
ProFund VP Energy                                                           0.75%
ProFund VP Entertainment & Leisure                                          0.75%
ProFund VP Financial                                                        0.75%
ProFund VP Healthcare                                                       0.75%
ProFund VP Industrial                                                       0.75%
ProFund VP Internet                                                         0.75%
ProFund VP Oilfield Equipment & Services                                    0.75%
ProFund VP Pharmaceuticals                                                  0.75%
ProFund VP Precious Metals                                                  0.75%
ProFund VP Real Estate                                                      0.75%
ProFund VP Semiconductor                                                    0.75%
ProFund VP Technology                                                       0.75%
ProFund VP Telecommunications                                               0.75%


NAME OF FUND                                                                COMPENSATION
------------                                                                ------------
                                                                            (at Annual rate expressed as a
                                                                            percentage of average daily net assets
                                                                            of each Fund)(3)

ProFund VP Utilities                                                        0.75%
ProFund VP Wireless Communications                                          0.75%
ProFund VP Small-Cap Value                                                  0.75%
ProFund VP Small-Cap Growth                                                 0.75%
ProFund VP Mid-Cap                                                          0.75%
ProFund VP Mid-Cap Value                                                    0.75%
ProFund VP Mid-Cap Growth                                                   0.75%
ProFund VP UltraMid-Cap                                                     0.75%
Small-Cap ProFund                                                           0.75%
Small-Cap Value ProFund                                                     0.75%
Small-Cap Growth ProFund                                                    0.75%
Mid-Cap ProFund                                                             0.75%
Mid-Cap Value ProFund                                                       0.75%
Mid-Cap Growth ProFund                                                      0.75%
Money Market ProFund                                                        0.35%





PROFUND ADVISORS LLC,                                        PROFUNDS,
a Maryland limited Liability company                         a Delaware business trust



By:  ________________________________                        By:  ______________________________
         Michael L. Sapir                                             Michael L. Sapir
         Chairman and Chief Executive Officer                         Trustee and Chairman

Date:  August [   ], 2001                                    Date:  August [   ], 2001





--------
1 All fees are computed daily and paid monthly.

2 All fees are computed daily and paid monthly.

3 All fees are computed daily and paid monthly.